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                                                                    Exhibit 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-1 of our report, which includes an explanatory paragraph regarding the uncertainty of the Company's ability to continue as a going concern, dated March 4, 1997, on our audits of the consolidated financial statements and financial statement schedule of BioLase Technology, Inc. We also consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts".

COOPERS & LYBRAND L.L.P.

Newport Beach, California
July 7, 1997